STOCK SETTLEMENT AGREEMENT

               THIS STOCK SETTLEMENT AGREEMENT (this "Agreement"), dated as of September 12, 2001, is made by and between Telaxis Communications Corporation ("Telaxis") and Mervyn N. FitzGerald ("FitzGerald").

                                    RECITALS

               A. FitzGerald and Telaxis are parties to an Employee Stock Purchase Agreement (the "Purchase Agreement"), a Tax Agreement (the "Tax Agreement"), and a Term Note (the "Note"); all dated September 16, 1999 (collectively, the "Stock Agreements").

               B.   FitzGerald   and  Telaxis  desire  to  terminate  the  Stock
Agreements on the terms described in this Agreement.

               NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Telaxis and FitzGerald agree as follows:

               1. Surrender of Stock; Related Reduction of Indebtedness. FitzGerald hereby tenders, and Telaxis hereby accepts the tender of, 67,500 shares of Telaxis common stock (constituting the unvested portion of the shares of Telaxis common stock purchased by FitzGerald pursuant to the Purchase Agreement) in exchange for the reduction of the principal amount of the Note by $168,750.

               2. Repurchase of Stock; Related Reduction of Indebtedness. FitzGerald hereby sells to Telaxis, and Telaxis hereby purchases from FitzGerald, 45,000 shares of Telaxis common stock (constituting the vested portion of the shares of Telaxis common stock purchased by FitzGerald pursuant to the Purchase Agreement) at a per share purchase price equal to $0.33 for an aggregate purchase price of $14,850. Telaxis shall pay this amount by reducing the principal amount of the Note by $14,850.

               3. Cancellation of Remaining Portion of Note. Telaxis hereby cancels the remaining outstanding principal portion of the Note in the amount of $97,650.

               4. Termination of Stock Agreements. The Stock Agreements are hereby terminated and cancelled in their entirety.

               5. Payment to FitzGerald. Telaxis agrees to pay to FitzGerald the sum of $47,000 (less all required withholding) in connection with the matters addressed in this Agreement.

               6. Mutual Release.

                  (a) In consideration of the agreements contained in this Agreement, FitzGerald hereby agrees and covenants not to sue and not to make any claims of any kind against


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Telaxis, its past and present divisions, subsidiaries, affiliates or related companies, its successors or assigns and all past and present directors, officers, employees, shareholders, and agents of these entities (collectively the "Telaxis Releasees") before any court or agency or other forum arising out of or relating to the Stock Agreements, and FitzGerald further agrees to, and hereby does, release the Telaxis Releasees for any claims FitzGerald may have against them arising out of or relating to the Stock Agreements.

                  (b) In consideration of the agreements contained in this Agreement, Telaxis hereby agrees and covenants not to sue and not to make any claims of any kind against FitzGerald and his successors or assigns (collectively the "FitzGerald Releasees") before any court or agency or other forum arising out of or relating to the Stock Agreements, and Telaxis further agrees to, and hereby does, release the FitzGerald Releasees for any claims Telaxis may have against them arising out of or relating to the Stock Agreements.

               7. Further Performance. In connection with the transactions contemplated by this Agreement, the parties hereto agree to execute such additional documents and instruments and perform and do such additional acts and things, if any, as may be reasonably necessary or proper to effectuate and carry out all of the provisions and the intent of this Agreement.

               8. Integration; Amendment; Binding Effect. This Agreement contains the entire agreement and understanding among the parties, and supersedes all prior agreements and understandings, oral or written, concerning the matters covered by this document. No amendment, modification, termination, or waiver of any of the terms of this Agreement shall be valid unless in writing and signed by both parties. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing. This Agreement shall be binding upon and inure to the benefit of the parties and their representatives, heirs, successors, and assigns.

               9. Mutual Preparation. The parties agree that no single party shall be deemed to have drafted this Agreement or any portion thereof. This Agreement is the product of the collaborative effort of the parties. Each party shall bear its own costs and expenses (including attorney's fees) in connection with the negotiation and drafting of this Agreement.

               10. Understanding of Documents. Each of the parties acknowledges, agrees and specifically represents and warrants to the other that it has fully read this Agreement, has been advised to, and to the extent it has wished to do so, has consulted counsel of its choice with respect to the meaning, and advisability of executing and entering into, this Agreement, and fully understands its effect. Each party further acknowledges, agrees and represents and warrants to the other that it has executed this Agreement freely and without duress.

               11. No Extrinsic Representations. Each of the parties represents and warrants that (a) no promise or inducement has been offered or made for the execution of this Agreement except as set forth in this Agreement, and (b) this Agreement is being executed without reliance on any statements or any representations not contained in this Agreement.

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               12. Confidentiality. The parties agree that the terms of this
Agreement shall remain confidential and protected from disclosure to any and all third parties (excluding the parties' spouse, accountants, counsel, lenders, or other financial advisors, or tax authorities where necessary to comply with applicable law) without the consent of the other party; provided, however, that a party may make such disclosures as it is advised by its counsel are required under federal or state law, rules or regulations.

               13. Severability. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable against any of the parties hereto for any reason or to any extent, this Agreement shall not be rendered void but any such provisions shall be deemed amended to apply to the maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if the court finds that any provision in this Agreement is unenforceable and such provision cannot be amended so as to make it enforceable in any application or to any extent, all remaining provisions of this Agreement shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable provisions. Notwithstanding the foregoing two sentences, in no event shall this Agreement be severable if the effect of an invalid or unenforceable provision would cause the Agreement to fail of its substantial purpose.

               14. Governing Law; Specific Performance; Consent to Jurisdiction. This Agreement shall be interpreted, enforced and governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws. The parties further agree that this Agreement may be specifically enforced in the courts of the Commonwealth of Massachusetts and consent and agree to the exclusive jurisdiction of such courts (or the federal courts located in the Commonwealth of Massachusetts). Each party hereto hereby consents to personal jurisdiction in any such action brought in any such Massachusetts court, consents to service of process by registered mail made upon such party shown in
Section 15 below, and waives any objection to venue in any such Massachusetts court and any claim that any such Massachusetts court is an inconvenient forum.

               15. Notices. Any notice or other communication required or which may be given hereunder shall be in writing, shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when delivered. Any party may, by notice given to the other party in accordance with this Section 15, designate another address for the receipt of notices hereunder.

               For notice from or to FitzGerald: Mervyn N. FitzGerald, 6934 Rocky Top Circle, Dallas, Texas 75252.

               For notice from or to Telaxis: Telaxis Communications Corporation, 20 Industrial Drive East, South Deerfield, Massachusetts 01373,
Attn: David L. Renauld.

               16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all such counterparts together shall constitute but one and the same instrument. A facsimile or copy of a signature is valid as an original.

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               IN WITNESS WHEREOF, each of FitzGerald and Telaxis has caused this Agreement to be executed on its behalf as a document under seal.


                               TELAXIS COMMUNICATIONS
                               CORPORATION


/s/ Mervyn N. FitzGerald       By:    /s/ David L. Renauld
------------------------              -----------------------
Mervyn N. FitzGerald           Name:  David L. Renauld
                               Title:  Vice President, Legal & Corporate Affairs




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